UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2016

SPX FLOW, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-37393 (Commission File Number)	47-3110748 (IRS Employer Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On December 16, 2016, SPX FLOW, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment (the “Second Amendment”) to the Company’s existing Credit Agreement, dated as of September 1, 2015 and amended as of July 11, 2016 (the “Existing Credit Agreement” and, as amended by the Second Amendment, the “Credit Agreement”), by and among the Company, the foreign subsidiary borrowers party thereto, the lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as foreign trade facility agent, and Bank of America, N.A., as administrative agent (the “Administrative Agent”). The Second Amendment amended the Existing Credit Agreement to, among other things:

•
provide for a period of covenant relief through December 31, 2018 (the “Covenant Relief Period”) with the option for the Company to earlier terminate the Covenant Relief Period if the consolidated leverage ratio is less than or equal to 3.25:1.00 and the interest coverage ratio is greater than or equal to 3.50:1.00;

•
during the Covenant Relief Period, increase the maximum consolidated leverage ratio that must be maintained by the Company from 4.00:1.00 to 4.75:1.00 through the fiscal quarter ending September 30, 2017 and thereafter stepping down to (i) 4.50:1.00 for the fiscal quarters ending December 31, 2017 and March 31, 2018, (ii) 4.25:1.00 for the fiscal quarters ending June 30, 2018 and September 30, 2018 and (iii) 4.00:1.00 for the fiscal quarter ending December 31, 2018;

•
during the Covenant Relief Period, decrease the minimum interest coverage ratio that must be maintained by the Company from 3.50:1.00 to 3.00:1.00 through the fiscal quarter ending March 31, 2018 and thereafter stepping up to (i) 3.25:1.00 for the fiscal quarters ending June 30, 2018 and September 30, 2018 and (ii) 3.50:1.00 for the fiscal quarter ending December 31, 2018;

•	during the Covenant Relief Period, require that the Company maintain a maximum consolidated secured leverage ratio of 2.50:1.00; and

•	amend the per annum fees charged and the interest rate margins applicable to Eurodollar and alternate base rate loans as follows:

At Any Time Other Than During the Covenant Relief Period
Consolidated Leverage Ratio	Domestic Revolving Commitment Fee	Global Revolving Commitment Fee	Letter of Credit Fee	Foreign Credit Commitment Fee	Foreign Credit Instrument Fee	LIBOR Rate Loans	ABR Loans
Greater than or equal to 3.50 to 1.0	0.400%	0.400%	2.250%	0.400%	1.375%	2.250%	1.250%
Between 3.00 to 1.0 and 3.50 to 1.0	0.350%	0.350%	2.000%	0.350%	1.250%	2.000%	1.000%
Between 2.00 to 1.0 and 3.00 to 1.0	0.300%	0.300%	1.750%	0.300%	1.000%	1.750%	0.750%
Between 1.50 to 1.0 and 2.00 to 1.0	0.275%	0.275%	1.500%	0.275%	0.875%	1.500%	0.500%
Between 1.00 to 1.0 and 1.50 to 1.0	0.250%	0.250%	1.375%	0.250%	0.800%	1.375%	0.375%
Less than 1.00 to 1.0	0.225%	0.225%	1.250%	0.225%	0.750%	1.250%	0.250%

During the Covenant Relief Period
Consolidated Leverage Ratio	Domestic Revolving Commitment Fee	Global Revolving Commitment Fee	Letter of Credit Fee	Foreign Credit Commitment Fee	Foreign Credit Instrument Fee	LIBOR Rate Loans	ABR Loans
Greater than or equal to 3.50 to 1.0	0.500%	0.500%	2.750%	0.500%	1.675%	2.750%	1.750%
Between 3.00 to 1.0 and 3.50 to 1.0	0.450%	0.450%	2.500%	0.450%	1.550%	2.500%	1.500%
Between 2.00 to 1.0 and 3.00 to 1.0	0.400%	0.400%	2.250%	0.400%	1.300%	2.250%	1.250%
Between 1.50 to 1.0 and 2.00 to 1.0	0.375%	0.375%	2.000%	0.375%	1.175%	2.000%	1.000%
Between 1.00 to 1.0 and 1.50 to 1.0	0.350%	0.350%	1.875%	0.350%	1.100%	1.875%	0.875%
Less than 1.00 to 1.0	0.325%	0.325%	1.750%	0.325%	1.050%	1.750%	0.750%
The foregoing is a summary of the Second Amendment and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above under Item 1.01 is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit Number	Description

10.1
Second Amendment to Credit Agreement, dated as of December 16, 2016, among SPX FLOW, Inc., the Foreign Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and Bank of America, N.A., as Administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, INC.

Date: December 16, 2016	By:	/s/ Stephen A. Tsoris
Stephen A. Tsoris
Vice President, Secretary, and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1
Second Amendment to Credit Agreement, dated as of December 16, 2016, among SPX FLOW, Inc., the Foreign Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent, and Bank of America, N.A., as Administrative Agent.